THIRD RESTATED CERTIFICATE OF INCORPORATION OF WARNER BROS. DISCOVERY, INC. Warner Bros. Discovery, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows: 1. The present name of the corporation is Warner Bros. Discovery, Inc. (the “Corporation”). 2. The Corporation was originally formed with the name Discovery Communications, Inc. by means of a Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 28, 2008. 3. The Corporation’s Certificate of Incorporation was amended and restated by the Restated Certificate of Incorporation filed on September 17, 2008 and the Second Restated Certificate of Incorporation filed on April 8, 2022. 4. The Corporation’s Second Restated Certificate of Incorporation is hereby amended and restated pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”), effective as of 5:00 p.m. Eastern Time on June 2, 2025 so as to read in its entirety in the form attached hereto as Exhibit A and incorporated herein by this reference. 5. This amendment and restatement of the Second Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the DGCL.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Third Restated Certificate of Incorporation on the 2nd day of June, 2025. By: /s/ Tara Smith Name: Tara Smith Title: Executive Vice President and Corporate Secretary

3 EXHIBIT A THIRD RESTATED CERTIFICATE OF INCORPORATION OF WARNER BROS. DISCOVERY, INC. FIRST. Name. The name of the corporation is Warner Bros. Discovery, Inc. (the “Corporation”). SECOND. Registered Office. The Corporation’s registered office in the State of Delaware is at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company. THIRD. Purpose. The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). FOURTH. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 12,000,000,000, consisting of: (x) 10,800,000,000 shares of common stock, par value $0.01 per share, all of which shall be of a single class designated as Series A Common Stock (the “Common Stock”), and (y) 1,200,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. The number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted, and no vote of the holders of any of the Preferred Stock or the Common Stock voting separately as a class shall be required thereon. 1. Provisions Relating to the Common Stock. (a) Except as otherwise provided in this Third Restated Certificate of Incorporation or by the DGCL, each holder of shares of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder, to one vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, whether voting separately as a class or otherwise. (b) Subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise as may be declared thereon by the Board of Directors at any time and from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions. (c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be

4 entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. 2. Provisions Relating to the Preferred Stock. (a) The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and the relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of shares of each such series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences. (b) The Common Stock shall be subject to the express rights, powers and preferences, and the qualifications limitations and restrictions thereof, of the Preferred Stock and any series thereof as set forth in a Preferred Stock Certificate of Designation. (c) Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Third Restated Certificate of Incorporation or on a Preferred Stock Certificate of Designation that relates solely to the rights, powers, preferences, or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Third Restated Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the DGCL as in effect at the time of such amendment. 3. Voting in Election of Directors. Except as may be required by the DGCL or as provided in this Third Restated Certificate of Incorporation or in a Preferred Stock Certificate of Designation, holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders. FIFTH. Matters Relating to Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon the Board of Directors by statute or by this Certificate of Incorporation or the Corporation’s Bylaws, the Board of Directors is hereby empowered to exercise all such powers and do all such things as may be exercised or done by the Corporation unless specifically prohibited by statute or by the Certificate of Incorporation. 1. Board Size. The total number of authorized directors constituting the Board of Directors shall be determined in the manner provided in the Bylaws and may be increased or decreased from time to time in the manner provided therein. 2. Vote by Ballot. The directors need not be elected by ballot unless required by the Bylaws of the Corporation.

5 3. Term. At each annual meeting of stockholders, the directors shall be elected for terms expiring at the next annual meeting of stockholders. Each director shall hold office for the term for which he or she is elected or appointed and until his or her successor shall be elected and qualified or until his or her earlier resignation, removal from office or death. In the event of any increase or decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as director until the expiration of his or her current term, or until his or her earlier resignation, removal from office or death. 4. Vacancies and Newly Created Directorships. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, or a sole remaining director, although less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. If one or more directors shall resign from the Board of Directors effective as of a future date, such vacancy or vacancies shall be filled pursuant to the provisions hereof, and such new directorship(s) shall become effective when such resignation or resignations shall become effective, and each director so chosen shall hold office for a term expiring at the next annual meeting of stockholders. SIXTH. Director Exculpation. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director; provided that nothing contained in this Article SIXTH shall eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. SEVENTH. Stockholder Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders. EIGHT. Special Meetings. Except as otherwise required by law and subject to any rights granted to holders of shares of any then outstanding class or series of Preferred Stock in a Preferred Stock Certificate of Designation, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only: (1) by the Chairperson of the Board of Directors or the Chief Executive Officer, (2) pursuant to a resolution of the Board of Directors adopted by at least a majority of the directors then in office or (3) the Secretary of the Corporation at the written request of stockholders of record who are acting on behalf of beneficial owners (which may include such stockholders of record) who own not less than twenty percent (20%) of the voting power of all shares of Common Stock then entitled to vote at any annual or special meeting of the Company’s stockholders, provided the request is in proper form as prescribed in the Bylaws of the Corporation or as otherwise required by applicable law

6 and subject to such additional provisions, safeguards and requirements as may be set forth in the Bylaws. NINTH. Amendment of the Certificate of Incorporation. The Corporation reserves the right to amend, alter or repeal any provision contained in this Third Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights herein conferred upon stockholders or directors are granted subject to this reservation; provided, however, that any amendment, alteration or repeal of Article SIXTH shall not adversely affect any right or protection existing under this Third Restated Certificate of Incorporation immediately prior to such amendment, alteration or repeal, including any right or protection of a director thereunder in respect of any act or omission occurring prior to the time of such amendment, alteration or repeal. Notwithstanding anything to the contrary contained in this Third Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Articles FIFTH, SEVENTH, EIGHTH, this Article NINTH and Articles TENTH and ELEVENTH may be amended, altered or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Third Restated Certificate of Incorporation or otherwise required by law, an amendment, alteration or repeal of Articles FIFTH, SEVENTH, EIGHTH, this Article NINTH and Articles TENTH and ELEVENTH is approved at a meeting of the stockholders called for that purpose by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock then entitled to vote at any annual or special meeting of stockholders. TENTH. Amendment of the Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to amend, alter or repeal the Bylaws of the Corporation, without the assent or vote of stockholders of the Corporation. Any amendment, alteration or repeal of the Bylaws of the Corporation by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office. ELEVENTH. Exclusive Jurisdiction for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall to the fullest extent permitted by law be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, stockholder or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action or proceeding asserting a claim arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to this Third Restated Certificate of Incorporation or the Bylaws of the Corporation) or (d) any action or proceeding asserting a claim governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of

7 capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.